Exhibit 99.1

Polymer Group, Inc. 9335 Harris Corners Parkway Suite 300 Charlotte, NC 28269 www.polymergroupinc.com 704-697-5100

Polymer Group, Inc. Names Keith Hall Interim Chief Financial Officer

For Immediate Release

Friday, October 16, 2009

[Charlotte, NC] — Polymer Group, Inc. (OTC Bulletin Board: POLGA/POLGB) (PGI) today announced that Robert Kocourek, chief financial officer (CFO), will resign from PGI to pursue other interests.  Mr. Kocourek will continue as PGI’s CFO until the company files its Form 10-Q for the period ended October 3, 2009.  To ensure an orderly transition, Mr. Kocourek has agreed to remain with PGI as senior advisor to the CEO until no later than April 16, 2010 during which time he will assist with a smooth transfer of his responsibilities.  Until a permanent replacement for Mr. Kocourek is named, Keith Hall, 55, a member of PGI’s board of directors, will be named as interim CFO.  PGI has initiated a search process for the position of CFO and is considering both internal and external candidates.

“On behalf of PGI, I would like to thank Bob for his many contributions during his tenure here. We wish him the best of luck in his future endeavors,” said Veronica Hagen, chief executive officer of PGI. “We are fortunate that Keith is on our Board and able to step in with public company experience as CFO while we complete our search for a permanent replacement.”

Mr. Hall, a PGI board member since December 2008, brings over 30 years of experience to his position on PGI’s board of directors where he serves as chairman of the capital projects committee and as a member of the audit committee.  He was previously CFO of LendingTree, LLC when he retired in 2007.  In addition to LendingTree, Mr. Hall served as CFO for two NASDAQ-listed software and services companies, Legent Corporation and Broadway & Seymour, Inc.  He also was CFO of the global, NYSE-listed, specialty-chemical company, Loctite and CFO for a $3 billion division of United Technologies Corporation.

Polymer Group, Inc., one of the world’s leading producers of nonwovens, is a global, technology-driven developer, producer and marketer of engineered materials. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers. The company operates 14 manufacturing and converting facilities in 8 countries throughout the world.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements speak only as of the date of this release.  Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include: general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns; cost and availability of raw materials, labor and natural and other resources and the inability to pass raw material cost increases along to customers; changes to selling prices to customers which are based, by contract, on an underlying raw material index; substantial debt levels and potential inability to maintain sufficient liquidity to finance our operations and make necessary capital expenditures; inability to meet existing debt covenants; achievement of objectives for strategic acquisitions and dispositions; inability to achieve successful or timely start-up on new or modified production lines; reliance on major customers and suppliers; domestic and foreign competition; information and technological advances; risks related to operations in foreign jurisdictions; and changes in environmental laws and regulations. Investors and other readers are directed to consider the risks and uncertainties discussed in documents filed by Polymer Group, Inc. with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

For further information, please contact:

Dennis Norman

Vice President — Strategy & Corporate Development

(704) 697-5186

normand@pginw.com